Exhibit 5.1

[Ober | Kaler Letterhead]

February 27, 2009

Board of Directors

Annapolis Bancorp, Inc.

100 Bestgate Road

Annapolis, Maryland 21401

Ladies and Gentlemen:

We have acted as special counsel to Annapolis Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the resale from time to time by selling securityholders, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) a warrant dated January 30, 2009, to purchase up to 299,706 shares of the Company’s common stock (the “Warrant”); and (ii) the 299,706 shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”). The Warrant was issued by the Company to the United States Department of the Treasury (“Treasury”) on January 30, 2009, pursuant to that certain letter agreement dated as of January 30, 2009, between the Company and Treasury and the Securities Purchase Agreement—Standard Terms attached thereto (including the Annexes thereto) and incorporated by reference therein (the “Purchase Agreement”), in connection with Treasury’s Troubled Asset Relief Program Capital Purchase Program.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the bylaws of the Company certified by the President and Chief Executive Officer of the Company as in effect on February 23, 2009; (iii) the Warrant; (iv) certain resolutions of the Board of Directors of the Company certified by the President and Chief Executive Officer of the Company as in effect on February 23, 2009, relating to the Purchase Agreement, the Warrant and the issuance of the securities covered by the Registration Statement; and (v) such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

With respect to questions of fact material to our opinions, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, certain representations, warranties, certifications and statements of officers of the Company, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects. We make no representation as to the scope or sufficiency of our review for your purposes.

Annapolis Bancorp, Inc.

February 27, 2009

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies; (ii) each natural person executing the Warrant is legally competent to do so; (iii) the Warrant and the Purchase Agreement accurately describe and contain the mutual understanding of the parties, and there are no oral or written modifications of or amendments to the Warrant and the Purchase Agreement, and there has been no waiver or amendment of any of the provisions of the Warrant or the Purchase Agreement, by actions or conduct of the parties or otherwise; (iv) as of the date hereof, there are 3,851,095 shares of the Company’s common stock, $0.01 par value per share outstanding; and (v) the enforcement of the Warrant in accordance with New York law will not violate any provision of any law or public policy of any other jurisdiction that bears a reasonable relation to the Warrant or the Purchase Agreement or the transactions contemplated thereby.

Our opinion expressed herein as to the legal validity, binding effect and enforceability of the obligations of the Company under the Warrant is specifically qualified to the extent that the legal validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors’ rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest; and (v) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of the State of Maryland or other governmental units having jurisdiction.

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust, tax or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing; (viii) as to the effect of non-compliance by Treasury with any federal, state or local laws or regulations applicable to the transactions contemplated by the Warrant or the Purchase Agreement; or (ix) with respect to the enforceability of provisions relating to dividends and distributions that may be limited by applicable laws affecting the right to authorize, declare, make or receive dividends or other distributions.

Annapolis Bancorp, Inc.

February 27, 2009

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the Maryland General Corporation Law contained in the Annotated Code of Maryland and the contract laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction or the effect any such laws may have on the matters set forth herein. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Warrant has been duly authorized and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The Warrant Shares have been duly authorized and upon issuance in connection with the exercise of the Warrant in accordance with the terms thereof, including payment to the Company of the exercise price for such shares in full, such Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ober, Kaler, Grimes & Shriver, P.C.

OBER, KALER, GRIMES & SHRIVER, a Professional Corporation